Exhibit 10.18

SECOND AMENDED AND RESTATED SHARED SERVICES AGREEMENT

This SECOND AMENDED AND RESTATED SHARED SERVICES AGREEMENT (this “Agreement”) is being entered into on February 27, 2017 and shall be effective as of such date, by and between DriveTime Automotive Group, Inc., (“DTAG”) a Delaware corporation and Bridgecrest Acceptance Corporation f/k/a DT Acceptance Corporation, an Arizona corporation and their affiliates and subsidiaries (severally and collectively “Provider” or “DriveTime”) and Carvana, LLC, an Arizona limited liability company (“Carvana”). In this Agreement, Provider and CARVANA are referred to collectively as the “Parties” and each of them is sometimes referred to individually as a “Party.”

RECITALS

A. This Shared Services Agreement (the “Shared Services Agreement”) is being entered into to arrange for certain services to be provided by Provider to CARVANA.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1.	DEFINITIONS Any capitalized term that is used but not expressly defined in this Agreement will have the same meaning in this Agreement as the meaning (if any) given to such term in the Purchase and Sale Agreement. For purposes of this Agreement:

1.1. “Confidential Information” means all or any part of, whether originals or copies of, any technical and non-technical information, in whatever form embodied, either Party provides the other hereunder that is confidential or proprietary, including trade secrets, know-how, firmware, designs, schematics, techniques, software code, technical documentation, specifications, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to either Party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in written, oral, graphic or electronic form.

1.2. “Pass-Through Expenses” means the reasonable and actual out-of-pocket expenses paid to unaffiliated third parties in connection with the provision of the Services to CARVANA (which, for the avoidance of doubt shall not include salaries and benefits of employees of Provider or its Affiliates, or costs incurred for subcontracting out Services otherwise being provided for by Provider).

1.3. “Services” means the services, functions, and tasks to be provided by Provider to CARVANA pursuant to this Agreement as expressly described in the applicable Service Schedule, as such services, functions, and tasks may be changed or supplemented during the Term of this Agreement pursuant to the terms of this Agreement.

1.4. “Service Schedule” means a Schedule to this Agreement, describing (among other things) the particular Services being provided, the Provider, CARVANA, and the Service Term.

1.5. “Service Term” means the period of time during which a particular Service will be provided, as set forth in this Agreement or the applicable Service Schedule.

2.	SERVICES

2.1. Performance of Services. The Provider will use commercially reasonable efforts to provide, and as necessary will cause its controlled Affiliates to use commercially reasonable efforts to provide, the Services to CARVANA (and, as necessary, its Affiliates) during the Service Term for the applicable Services. Except as otherwise expressly provided in this Agreement (including in the applicable Service Schedule), the Provider will be responsible for providing the equipment, personnel, and other resources required for the Provider’s performance of the Services. Notwithstanding anything to the contrary contained in this Agreement, the Provider shall not be obligated to provide any Services to the extent the provision of such Services would violate (i) any agreement or license with a third party to which the Provider or any of its Affiliates are subject or (ii) any applicable Law.

2.2. Quarterly Updates; Reduction in Services. The Parties will meet periodically to make a mutual assessment of the Services then being provided, and shall adjust the Monthly Fee by removing the applicable fee for such Service from the Monthly Fee to account for the termination of any Service then being provided. CARVANA may elect to terminate all or any part of the Services at any time upon 30 days’ prior written notice to the Provider. Provider may elect to terminate any Service upon 90 days’ prior written notice to Carvana; provided that such termination shall not be effective until the later of (i) December 31, 2017 and (ii) the “Minimum Term” assigned to such Service on the applicable Service Schedule.

2.3. Additional Services. If CARVANA reasonably requests that the Provider perform additional services not included within the scope of any Services Schedule (an “Omitted Service”), then Provider will review such request from Carvana in good faith and if it determines in its reasonable discretion to provide such service, the parties shall promptly negotiate in good faith with a view toward adding another Services Schedule to this Agreement covering such Omitted Service, with any fees payable in connection therewith to be reasonable in light of the nature of the services and consistent with the fees charged for other Services hereunder; provided; however, no additional Services Schedule will take effect or be binding on either Party until both Parties have agreed in writing to such Services Schedule. Once a Services Schedule with respect to an Omitted Service has been agreed in writing, such Omitted Service shall be considered a Service hereunder, the agreed upon fee will be added to the Monthly Fee to account for the additional Service being provided and the Service shall be subject to the terms and conditions herein and in such Service Schedule.

2.4. Subcontracting. The Provider may contract with third parties to provide such Services, provided that the Provider will remain responsible for all obligations, Services and functions performed by such subcontractor pursuant to this Agreement to the same extent as if these obligations, services and functions were performed by the Provider so long as Provider remains responsible for the performance of such Services in accordance with the terms and conditions of this Agreement and provided that that no additional fees will be charged to CARVANA for such subcontracted Services in excess of the monthly fee applicable to such Service.

2.5. Representations and Warranties; Standard of Performance.

(a) Representations and Warranties. Provider represents and warrants that it shall, and shall cause its respective Affiliates and subcontractors to provide Services in compliance with applicable Laws.

(b) Standard of Performance. Notwithstanding anything to the contrary in this Agreement, CARVANA understands and agrees that (i) the Provider and its subsidiaries are not in the business of providing to third parties services such as those provided under this Agreement, (ii) accordingly, the standard of performance to which each Provider will be accountable under this Agreement will be the use of commercially reasonable efforts to achieve a comparable level of service as the Provider provides to its own internal organization with respect to its business and affairs, subject to applicable Law, and in any event no greater than the level of service provided by Service Recipient or its Affiliates to the Business immediately before the Closing and (iii) under no circumstance will the Provider or any of its employees or contractors be held to a higher standard of performance.

2.6. Consents. Provider or one of its applicable Affiliates has obtained all consents, approvals, or agreements of any third party (a “Consent”), required for the Provider to provide the Services pursuant to this Agreement (or to use any equipment or software owned by or leased or licensed to the Provider or any of its Affiliates in connection with the provision of such Services), and no further Consent to provide Services hereunder is required.

2.7. Cooperation; Access. (a) In order to enable the Provider to perform Services, CARVANA will provide (and, as necessary, cause its Affiliates to provide) the Provider with such cooperation and assistance as the Provider reasonably requests. Such cooperation and assistance will include providing to the Provider, in a timely manner, answers to questions, information, and technical consultation. Each Party acknowledges that its failure to perform its obligations under this Agreement could result in delays on the part of the other Party in performing the affected Services, or prevent performance by the other Party of the affected Services.

(b) CARVANA shall provide to the Provider reasonable access to the premises of CARVANA and the systems, software and networks located therein, solely to the extent necessary for the purpose of providing the Services. The Provider shall use its reasonable best efforts to ensure that it and its employees and agents comply with CARVANA’s contractor, supplier and security policies and procedures as may be provided to the Provider by CARVANA from time to time.

2.8. Services Managers. If requested by either party, each Party will each appoint a single “Services Manager” for each Service. The initial Services Manager for each Party will be identified in the applicable Service Schedule and will serve as the primary point of contact for the other Party for matters related to such Service. Either Party may replace any of its Services Managers with an individual of comparable qualifications and experience by notifying the other Party of such new appointment.

3.	COMPENSATION

3.1. Fees. Provider has delivered to Carvana in writing a Schedule of the Services Fees (the “Services Fees”). Provider may change the Servicer Fees upon thirty days’ prior written notice to Carvana or as otherwise agreed to by the parties. If Carvana does not provide written notice within the 30-day period that it is discontinuing the Service, then the change will take effect upon the expiration of the 30 days. If Carvana does not agree with the change, Carvana shall provide written notice within the 30-day period and Provider shall continue to provide the Services for the Servicer Fees at the prior amount for up to 90 days after the expiration of the notice period, at which time those Services will be discontinued. The Services Fees are calculated by taking the number of employees providing services for Carvana and multiplying that number by the average compensation (i.e., salary, bonus, benefits, taxes) for that department or function plus a markup to cover the location costs of those services (i.e., computer, desk, pens). These charges will be consistent with what has historically been charged to Carvana. The Services Fees do not include charges for real estate licenses or subleases as all charges for real estate licenses and subleases are payable pursuant to a separate agreement between CARVANA and Provider.

3.2. Pass-Through Expense Reimbursement. Without duplication of any fees payable pursuant to Section 3.1 above, CARVANA will reimburse the Provider for all Pass-Through Expenses that are incurred by the Provider in performing the Services and are invoiced to the CARVANA in accordance with Section 3.3. Depending upon the expense, the allocation method will be done based upon the applicable and most reasonably accurate measure, such as headcount, revenue or produced units.

3.3. Invoicing and Payment.

(a) Monthly Fees and Expenses. Unless other payment terms are set forth in the applicable Service Schedule or as otherwise mutually agreed to by the parties, within 30 days following the end of each calendar month during the Term, the Provider will issue to CARVANA an invoice for the amount of the Monthly Fee and Pass-Through Expenses payable to the Provider for such calendar month. CARVANA will pay the amount invoiced by the Provider within thirty days after receipt thereof. All such payments may be made as reasonably agreed upon by the parties.

(b) Records. Provider shall cause to be maintained appropriate files and records relating to the Services and the invoices and statements of account to be provided hereunder, consistent with its normal practices and procedures, and as otherwise mutually agreed to by the parties. CARVANA and its representatives will have access during normal business hours, upon 48 hours’ notice, to review or inspect such files and records upon request.

3.4. Taxes. The fees of Provider for Services provided pursuant to this Agreement exclude all excise, sales, use, gross receipts, value added, and services, or similar transaction or revenue-based taxes applicable to the provision of services and imposed by any federal, state, or local taxing authority (such taxes, together with any applicable interest, penalties, or additions to tax imposed with respect to such taxes, “Taxes”), and CARVANA will be responsible for payment of all such Taxes. To the extent any such Taxes fall upon the Provider, the amount of such Taxes shall be added to the fees payable to Provider (grossed up for any Taxes owed by Provider as a result of such payment).

3.5. Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in the performance of this Agreement.

4.	CONFIDENTIALITY

4.1. Restrictions on Use of Confidential Information. All Confidential Information exchanged between the Parties pursuant to this Agreement shall not be distributed, disclosed, or disseminated in any way or form by the receiving Party to anyone except its own employees and contractors who have a reasonable need to know such Confidential Information and who have been advised of the confidential nature and required to observe the terms and conditions hereof; nor shall Confidential Information be used by the receiving Party for its own purpose, except for the purposes of exercising its rights or fulfilling its obligations under this Agreement. The recipient shall treat all of the disclosing Party’s Confidential Information with the same degree of care as the recipient accords to recipient’s own Confidential Information, but not less than reasonable care. All customer information shall be deemed to be Confidential Information and shall be held consistent with all applicable laws; each party has the right to audit the other party with respect to any such information. The recipient shall immediately give notice to the disclosing Party of any unauthorized use or disclosure of disclosing Party’s Confidential Information. The recipient shall assist the disclosing Party in remedying any such unauthorized use or disclosure of the disclosing Party’s Confidential Information. The restriction on disclosure will not apply to Confidential Information which is required to be disclosed by a court, government agency or regulatory requirement, provided that recipient shall first notify the disclosing Party of such disclosure requirement or order and shall, at the request of the disclosing Party, reasonably cooperate with the disclosing Party to obtain confidential treatment or a protective order; provided further that in such case, the disclosure of the Confidential Information shall not relieve the receiving Party of its obligation of confidentiality and non-use for any other purpose.

4.2. Exceptions. The obligation not to disclose information under Section 4.1 hereof shall not apply to information that, as of the Closing Date or thereafter, (a) was in the public domain at or subsequent to the time such Confidential Information was communicated to recipient by the disclosing Party through no fault of the recipient; (b) was rightfully in the recipient’s possession free of any obligation of confidence at or subsequent to the time such Confidential Information was communicated to the recipient by the disclosing Party; (c) was developed by employees or agents of the recipient independently of and without reference to any of the disclosing Party’s Confidential Information; or (d) was received from a third party who had a lawful right to disclose such information to the recipient. Nothing in this Section 4.2 shall limit in any respect a Party’s ability to disclose information in connection with the enforcement by such Party of its rights under this Agreement.

4.3. Duration. The obligations of the Parties set forth in this Section 4 with respect to the protection of Confidential Information shall remain in effect until three (3) years after (a) the Closing Date, with respect to Confidential Information of one Party that is known to or in the possession of the other Party as of the Closing Date, or (b) the date of disclosure, with respect to

Confidential Information that is disclosed by the one Party to the other Party after the Closing Date; provided, however, with respect to Confidential Information that constitute trade secrets, such Confidential Information shall be subject to the foregoing confidentiality obligations until such Confidential Information no longer constitute trade secrets under applicable law.

5.	INTELLECTUAL PROPERTY RIGHTS

5.1. Intellectual Property Rights. The intellectual property rights of the Parties hereto in respect of any existing, or any modifications, enhancements or creations of derivative works in respect of any technology, hardware, know-how, process, designs, drawings, blueprints, models, parts list, vendor list, software, firmware, works of authorship, mask works, technical specifications, schematics, manufacturing equipment requirements, manufacturing data and procedures, performance data, quality standards and specifications, and other technical information shall be and remain the property of each party respectively.

6.	LIMITATIONS OF LIABILITY; INDEMNIFICATION

6.1. Waiver. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS, IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTIES OR TO ANY PARTY CLAIMING THROUGH OR UNDER ANOTHER PARTY, FOR ANY LOST PROFITS, OR FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER IN AN ACTION IN CONTRACT, TORT (INCLUDING STRICT LIABILITY), BASED ON A WARRANTY, OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.2. Liability Limit. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS OR IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT WILL THE AGGREGATE LIABILITY OF A PROVIDER UNDER THIS AGREEMENT, IN ITS CAPACITY AS A PROVIDER ONLY, EXCEED THE TOTAL AMOUNT OF FEES AND PASS-THROUGH EXPENSES RECEIVED BY SUCH PROVIDER FROM THE RECEIVING PARTY. FOR THE AVOIDANCE OF DOUBT, THIS SECTION 6.2 SHALL NOT LIMIT A PARTY’S AGGREGATE LIABILITY IN THEIR CAPACITY HEREUNDER.

6.3. Indemnification. (a) CARVANA hereby releases the Provider and its Affiliates and Representatives (each, a “Provider Indemnified Party”), and agrees to indemnify, defend and hold harmless each such Provider Indemnified Party from and against any and all Losses arising from claims of third parties that arise out of, relate to or are a consequence of the gross negligence or willful misconduct of CARVANA or its employees in connection with CARVANA’s performance under this Agreement.

(b) Provider hereby releases CARVANA and its Affiliates and Representatives (each a “Receiver Indemnified Party”), and agrees to indemnify, defend and hold harmless each such Receiver Indemnified Party from and against any and all Losses arising from claims of third parties that arise out of, relate to or are a consequence of the applicable Provider Indemnified Party’s gross negligence or willful misconduct.

(c) Nothing in this Section 6.3 shall be deemed to eliminate or limit, in any respect, CARVANA’s express obligation under this Agreement to pay the fees and Pass-Through Expenses for Services rendered in accordance with this Agreement.

7.	DISCLAIMER

7.1. Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.5, EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL SERVICES PROVIDED UNDER THIS AGREEMENT ARE PROVIDED “AS IS,” WITHOUT ANY WARRANTY OF ANY KIND. WITHOUT LIMITING THE FOREGOING, EACH PARTY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES WITH REGARD TO THE SERVICES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, SUITABILITY, ADEQUACY, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

7.2. No Impairment. Nothing in Section 6 or in this Section 7 will impair any rights or remedies of either Service Recipient or Provider under any other Agreement.

8.	TERM AND TERMINATION

8.1. Term of Agreement. The term of this Agreement shall be for a period of two years, and will automatically renew for one-year periods, absent 90 days’ prior written notice of termination by either Party (the “Term”).

8.2. Effect of Termination. In the event of the termination of this Agreement as provided in this Section 8, this Agreement shall forthwith become void and have no further effect, except that Section 3, Section 4, Section 6, Section 7, this Section 8.4, and Section 9 (and any related defined terms) shall survive the termination of this Agreement. The termination of this Agreement will not terminate, affect or impair any rights, obligations or liabilities of any Party that have accrued prior to such termination or which, under the terms of this Agreement, continue after termination.

9.	GENERAL PROVISIONS

9.1. Compliance with Laws. No provision of this Agreement shall be interpreted to require any Party to take any action or fail to take any action that would violate applicable Law.

9.2. Independent Contractors. This Agreement is not intended to establish any partnership, joint venture, employment, or other relationship between the Parties except that of independent contractors.

9.3. Resolution of Disputes. With respect to any dispute that arises from or relates to this Agreement, the Parties will first attempt to resolve the dispute cooperatively by escalating resolution of the dispute within each Party; provided that this Section 9.3 shall not prevent either Party from exercising any other remedy available to it under this Agreement or applicable Law.

9.4. Governing Law. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of Arizona (without giving effect to principles of conflicts of law).

9.5. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or other electronic delivery or sent, postage prepaid, by registered, certified or express mail or overnight courier service, as follows:

if to Provider, to:

DriveTime

1720 W Rio Salado Pkwy

Tempe, AZ 85281

Attention: General Counsel

E-mail: Jon.Ehlinger@DriveTime.com (with a copy to: DL-Legal@drivetime.com)

and if to CARVANA, to:

Carvana, LLC

4020 E. Indian School Road, Suite A

Phoenix, Arizona 85018

Attention: General Counsel

E-mail: DL-CarvanaLegal@carvana.com

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

9.6. Force Majeure. “Force Majeure” means any act, event, or occurrence beyond a Party’s control, including acts of God, fires, floods, storms, landslides, epidemics, lightning, earthquakes, drought, blight, famine, quarantine, blockade, governmental acts or inaction, orders or injunctions, war, insurrection, terrorist activities, and civil strife. A Party will not be liable for any delay or failure in performance of its obligations under this Agreement caused by a Force Majeure, provided that each Party agrees to exercise commercially reasonable efforts to minimize the effect of any such act, event or occurrence.

9.7. Assignment. Unless otherwise expressly set forth in this Agreement, neither Party may assign any of its rights or delegate any of its obligations under this Agreement (whether voluntarily, involuntarily, by way of merger, operation of law or otherwise) to any third party without the prior written consent of the other Party. Notwithstanding the foregoing, each Party may assign this entire Agreement to any of its Affiliates or to any successor in the event of a change in control of such Party, provided that such Affiliate or successor agrees in writing to be bound by this Agreement and to assume all of the assigning Party’s obligations under this Agreement. Any attempted assignment of rights or delegation of obligations under this Agreement in breach or violation of this Section 9.7 will be null and void.

9.8. Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any other person or entity other than the Parties and each Party’s Affiliates, to the extent such Affiliates are entitled to receive Services under this Agreement; provided that the Provider Indemnified Parties and the Receiver Indemnified Parties shall be third-party beneficiaries of the provisions of Section 6.3.

9.9. Severability. If any provision of this Agreement, or the application of such provision to any person or entity or set of circumstances, is determined to be invalid, unlawful, void, or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void, or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by Law.

9.10. Entire Agreement. This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties relating to the subject matter hereof and thereof.

9.11. Waiver. No failure on the part of either Party to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of either Party in exercising any power, right, privilege, or remedy under this Agreement, will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege, or remedy will preclude any other or further exercise thereof or of any other power, right, privilege, or remedy.

9.12. Amendments. This Agreement may not be amended, modified, altered, or supplemented except by means of a written instrument executed on behalf of both Parties.

9.13. Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

9.14. Interpretation of Agreement

(a) Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in connection with the construction or interpretation of this Agreement.

(b) Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words “without limitation.”

(d) For purposes of this Agreement, the word “will” is equivalent in meaning to the word “shall,” both of which describe an act or forbearance which is mandatory under this Agreement.

(e) Unless the context otherwise requires, references in this Agreement to “Sections” and “Attachments” are intended to refer to Sections of and Attachments to this Agreement.

(f) The bold-faced headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.

(g) The Provider and CARVANA intend for this Amendment to be retroactive and for all purposes to be effective as of the Closing Date.

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Exhibit 10.17

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

PROVIDER

DriveTime Automotive Group, Inc., a Delaware corporation

By:	/s/ Jon D. Ehlinger
Jon D. Ehlinger
Secretary

Bridgecrest Acceptance Corporation, fka DT
Acceptance Corporation, an Arizona corporation

By:	/s/ Jon D. Ehlinger
Jon D. Ehlinger
Secretary

Carvana, LLC, an Arizona limited liability company

By:	/s/ Paul Breaux
Paul Breaux
Vice President

[Signature Page to Shared Services Agreement]

Exhibit 10.17

SERVICES SCHEDULES

Attached below.

Service Schedule 1

Functional Area: Human Resources

Summary of Services: Carvana Benefits

Minimum Term: December 31, 2017, unless a different Minimum Term is specified below with respect to a particular Service.

Services	Description
Description	Benefits Services to support CARVANA personnel. Specifically, these Services include:

(ii) Administration of services required to maintain the DriveTime 401(k) plan under which Carvana is a participating employer.

Notwithstanding anything herein to the contrary, the applicable Benefits Services set forth in this Service Schedule will be provided only to the extent that employees of CARVANA participate in one or more of the benefit plans, programs, policies and arrangements of DriveTime or its subsidiaries that relate to such Benefits Services.

Required Personnel and Availability of Such Required Personnel	DriveTime’s Benefits Department representative(s) will be available on a limited and partial time basis to support the services as described above.

CARVANA		PROVIDER

By:	/s/ Paul Breaux	By:	/s/ Jon D. Ehlinger
	(Authorized Signature)		(Authorized Signature)
	Paul Breaux		Jon D. Ehlinger
	Vice President		Secretary

Service Schedule 2

Functional Area: Telecomm

Summary of Services: CARVANA Telecomm Services & Maintenance

Services		Description
Description	All telecommunications services to operate and maintain the existing Telecomm infrastructure includes telephone lines, telephone number, data circuits and all telecommunications support systems.

Specifically, these Services include, but are not limited to:

	(i)	Daily Maintenance and troubleshooting.

	(ii)	Moves, adds and changes.

	(iii)	Operation and support of Contact (outbound dialer).

	(iv)	Maintain vendor relationships and support existing orders.

	(v)	Design and development of future projects

Required Personnel and Availability of Such Required Personnel

DriveTime’s Telecommunications Team Representatives(s) will be available on a limited and partial time basis to support the services as described above.

Key personnel include the roles of:

a.      Director IT — Telecom Support

b.      Telecomm Senior Engineer

c.      Telecomm Support Personnel.

CARVANA		PROVIDER

By:	/s/ Paul Breaux	By:	/s/ Jon D. Ehlinger
	(Authorized Signature)		(Authorized Signature)
	Paul Breaux		Jon D. Ehlinger
	Vice President		Secretary

Service Schedule 3

Functional Area: IT

Summary of Services: Information Technology for CARVANA

Minimum Term: December 31, 2017, unless a different Minimum Term is specified below with respect to a particular Service.

Services			Description
Description	Information Technology including application development, infrastructure, data storage, and business analysis, along with maintenance and support of the same.
Specifically, these Services include:
Minimum Term:

	(i)	Infrastructure

		a.	Application Servers

		b.	SAN storage

		c.	Networking

		d.	DriveTime Managed On-Premise SQL Server Environments	Jul 31, 2018

		e.	Circuits

		f.	Phone systems

		g.	Security

	(ii)	Integration with third party services

		a.	SPCIO Letter Service

		b.	Avaya Systems

		c.	LexisNexis

		d.	SmartyStreets

		e.	Vertex

		f.	SMEAD

		g.	CITRIX Dynamics

		h.	Smart Search

	(iii)	Applications and services development

		a.	Inventory Management System (including CLASS modules related to same)	Jul 31, 2018

		b.	Verification Web Application and Verification Service

c.

		d.	Accutrack	Jul 31, 2018

		e.	Payment Poster

		f.	Look Up Editor

		g.	Loan Doc Inquiry

		h.	Loan Service	Jul 31, 2018

		i.	Lead Service	Jul 31, 2018

		j.	Person Service	Jul 31, 2018

		k.	Vehicle Service	Jul 31, 2018

Services			Description

		l.	Square 9

		m.	Scoring Engine Service (used to pull credit)	Jul 31, 2018

		n.	DataOne VIN Decoder Service

		o.	Vehicle Decode Application	Jul 31, 2018

		p.	Stock-In (used to scan vehicles into IMS)	Jul 31, 2018

	(iv)	Data Warehousing		Jul 31, 2018

Required Personnel and Availability of Such Required Personnel	DriveTime’s CIO, Managing Director, Directors and IT Department representative(s) will be available on a limited and partial time basis to support the services as described above.

CARVANA		PROVIDER

By:	/s/ Paul Breaux	By:	/s/ Jon D. Ehlinger
	(Authorized Signature)		(Authorized Signature)
	Paul Breaux		Jon D. Ehlinger
	Vice President		Secretary

Service Schedule 4

Functional Area: Tax Reporting and Compliance

Summary of Services: Tax Services

Minimum Term: December 31, 2017, unless a different Minimum Term is specified below with respect to a particular Service.

Services		Description
Description	Tax services to support the CARVANA business operations including tax reporting, compliance and consulting services. Specifically, these Services include, but are not limited to:

	(i)	Federal and state income tax return preparation and filing

	(ii)	Federal and state estimated income tax payment preparation

	(iii)	Review of tax reporting created by CARVANA software

	(iv)	Sales and use tax reporting and compliance, if necessary

	(v)	Maintenance of sales tax exemption certificates or resale certificates, if necessary

	(vi)	Personal and real property tax reporting and compliance, if necessary

	(vii)	Maintenance of tax basis fixed asset records

	(viii)	Various tax consulting, modeling and forecasting

	(ix)	Analysis of appropriate intercompany transfer pricing methodology, if necessary

	(x)	Responding to and analyzing tax audit assessments and notices

	(xi)	Legal entity maintenance including set up and elections required

	(xii)	Tax general ledger account reconciliation

	(xiii)	Tax reporting for GAAP and financial statement purposes

	(xiv)	Calculation of available distributions to shareholders

	(xv)	Preparation of data needed for CARVANA and/or dealers to file and claim sales tax refund

Required Personnel and Availability of Such Required Personnel	DriveTime’s Tax Department representative(s) will be available on a limited and partial time basis to support the services as described above.
Key personnel include the roles of:
	a.	Director of Tax
	b.	Staff Tax Accountant
	c.	SalesTax Accountant

CARVANA		PROVIDER

By:	/s/ Paul Breaux	By:	/s/ Jon D. Ehlinger
	(Authorized Signature)		(Authorized Signature)
	Paul Breaux		Jon D. Ehlinger
	Vice President		Secretary